                                 FIFTH AMENDMENT

         FIFTH AMENDMENT, dated as of March 22, 2004 (this "Amendment"), to and under the Second Amended and Restated Credit Agreement, dated as of November 30,
2001 (as heretofore amended, supplemented or otherwise modified, the "Credit
Agreement"), among Revlon Consumer Products Corporation, a Delaware corporation
(the "Company"), the Local Borrowing Subsidiaries from time to time parties thereto (together with the Company, the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Citibank, N.A., as documentation agent, J.P. Morgan Securities Inc., as arranger, and JPMorgan
Chase Bank, as administrative agent (in such capacity, the "Administrative
Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the
Borrowers;

         WHEREAS, the Lenders have agreed to permit an incremental term loan to the Company in an aggregate principal amount equal to $64,400,000 (the "Term A
Loan");

         WHEREAS, the Lenders have agreed to amend the interest rates applicable to the Term A Loan;

         WHEREAS, the Lenders are willing to agree to the requested amendments on the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined. Unless otherwise identified herein, Section and subsection references refer to Sections and subsections of the Credit Agreement.

         Section 2. Amendment to Subsection 1.1 (Defined Terms). Subsection 1.1
of the Credit Agreement is hereby amended by:

         (a) deleting therefrom the defined term for "Applicable Margin" in its entirety and substituting in lieu thereof the following new definition:

         ""Applicable Margin" shall mean (a) with respect to Term A Loans which are Alternate Base Rate Loans, 4.00% per annum, (b) with respect to Term A
     Loans which are Eurodollar Loans, 5.00% per annum, (c) with respect to
     Alternate Base Rate Loans (other than Term A Loans), 4.50% per annum and
     (d) with respect to Eurodollar Loans and all other Loans (other than Term A
     Loans and Alternate Base Rate Loans), 5.50% per annum;"; and

         (b) adding the following new definition in the appropriate alphabetical order:

         ""Fifth Amendment" shall mean the Fifth Amendment, dated as of March
     22, 2004, to and under this Agreement;".

                                                                               2

         Section 3. Amendment to Section 2A.1 (Term A Loan Commitments). Section
2A.1 of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following new sentence:

         "So long as no Event of Default shall be in existence, the Company and any one or more Lenders or additional banks, financial institutions or other entities which become Lenders pursuant to this subsection 2A.1
     (individually, a "Term A Loan Lender" and collectively, the "Term A Loan
     Lenders"), may agree that each such Term A Loan Lender shall make a term loan in Dollars (each, a "Term A Loan" and collectively, the "Term A
     Loans") to the Company, which Term A Loans may from time to time be (a)
     Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative
     Agent in accordance with this subsection 2A.1 and subsection 7.8, by executing and delivering to the Administrative Agent a Term A Loan
     Activation Notice specifying (i) the amount of such Term A Loan, (ii) the date on which such Term A Loan shall be made (the "Term A Loan Borrowing
     Date"), (iii) whether the Term A Loans to be borrowed are initially to be
     Alternate Base Rate Loans or Eurodollar Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Term A Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto."

         Section 4. Amended Exhibit W. The Credit Agreement is hereby amended by deleting Exhibit W thereto in its entirety and substituting in lieu thereof a new Exhibit W in the form attached hereto as Exhibit I.

         Section 5. New Exhibit X. The Credit Agreement is hereby amended by deleting Exhibit X thereto in its entirety and substituting in lieu thereof a new Exhibit X in the form attached hereto as Exhibit II.

         Section 6. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed a reference to the Credit Agreement after giving effect to this Amendment.

         Section 7. Conditions to Effectiveness. This Amendment shall become effective as of the earliest time at which both (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company and the Required Lenders and duly acknowledged and consented to by each
Guarantor, Grantor and Pledgor and (b) the Fourth Amendment is effective.

         Section 8. Reference to and Effect on the Credit Documents; Limited
Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 7 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the
Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit
Documents, nor constitute a waiver of any provisions of any of the Credit
Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and

                                                                               3

the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         Section 9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this
Amendment by any Lender shall be binding upon each of its successors and assigns
(including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and
Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

         Section 10. GOVERNING LAW, ETC. THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

         Section 11. Expenses. The Company agrees to pay or reimburse the
Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the
Administrative Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

                                   REVLON CONSUMER PRODUCTS
                                   CORPORATION, as a Borrower

                                   By: /s/ROBERT K. KRETZMAN
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Executive Vice President and Chief
                                              Legal Officer

                                   REVLON INTERNATIONAL
                                   CORPORATION (UK Branch), as a Local Borrowing
                                   Subsidiary

                                   By: /s/ ROBERT K. KRETZMAN
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Vice President and Secretary

                                   REVLON AUSTRALIA PTY LIMITED, as a Local
                                   Borrowing Subsidiary

                                   By: /s/ ROBERT K. KRETZMAN
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Attorney-in-fact

                                   EUROPEENNE DE PRODUITS DE BEAUTE,
                                   S.A.S., as a Local Borrowing Subsidiary

                                   By: /s/ ROBERT K. KRETZMAN
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Attorney-in-fact

                                   REVLON K.K., as a Local Borrowing Subsidiary

                                   By: /s/ ROBERT K. KRETZMAN
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Attorney-in-fact

                                  REVLON CANADA INC., as a Local Borrowing
                                  Subsidiary

                                  By: /s/ ROBERT K. KRETZMAN
                                      ------------------------------------------
                                      Name:  Robert K. Kretzman
                                      Title: Vice President and Secretary

                                  REVLON (HONG KONG) LIMITED, as a Local
                                  Borrowing Subsidiary

                                  By: /s/ ROBERT K. KRETZMAN
                                      ------------------------------------------
                                      Name: Robert K. Kretzman
                                      Title: Attorney-in-fact

                                  REVLON S.P.A., as a Local Borrowing Subsidiary

                                  By: /s/ ROBERT K. KRETZMAN
                                      ------------------------------------------
                                      Name:  Robert K. Kretzman
                                      Title: Director

                                    JPMORGAN CHASE BANK, as Administrative Agent
                                    and as a Lender

                                    By: /s/ NEIL R. BOYLAN
                                        ----------------------------------------
                                        Name:   Neil R. Boylan
                                        Title:  Managing Director

                                 CITIBANK, N.A., as Documentation Agent and as a
                                 Lender

                                 By: /s/ MICHAEL CHLOPAK
                                     -------------------------------------------
                                     Name: Michael Chlopak
                                     Title: Vice President

                                                  BLACK DIAMOND CLO 1998-1, LTD.

                                                  By:  /s/ PAUL COPE
                                                       -------------------------
                                                       Name:  Paul Cope
                                                       Title: Director

                                                  BLACK DIAMOND CLO 2000-1, LTD.

                                                  By:  /s/ PAUL COPE
                                                       -------------------------
                                                       Name:  Paul Cope
                                                       Title: Director

                                            BLACK DIAMOND INTERNATIONAL FUNDING,
                                            LTD.

                                            By: /s/ PAUL COPE
                                                --------------------------------
                                                Name:  Paul Cope
                                                Title: Director

                                                 COOKSMILL

                                                 By: /s/ JOHN R.M. CAMPBELL
                                                    ----------------------------
                                                     Name:  John R.M. Campbell
                                                     Title: Authorized Signatory

                                                 CSAM FUNDING I

                                                 By: /s/ JOHN G. POPP
                                                     ---------------------------
                                                     Name:  John G. Popp
                                                     Title: Authorized Signatory

                                            FIDELITY ADVISOR SERIES II: FIDELITY
                                            ADVISOR FLOATING RATE HIGH INCOME
                                            FUND

                                            By: /s/ JOHN H. COSTELLO
                                                --------------------------------
                                                Name:  John H. Costello
                                                Title: Assistant Treasurer

                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                            By: /s/ WILLIAM MAGEE
                                                --------------------------------
                                                Name:  William Magee
                                                Title: Duly Authorized Signatory

                                   LONG LANE MASTER TRUST IV
                                   By Fleet National Bank as Trust Administrator

                                   By: /s/ MICHAEL J. SULLIVAN
                                       -----------------------------------------
                                       Name:  Michael J. Sullivan
                                       Title: Director

                                       NATEXIS BANQUES POPULAIRES

                                       By: /s/ FRANK H. MADDEN, JR.
                                           -------------------------------------
                                           Name:  Frank H. Madden, Jr.
                                           Title: Vice President & Group Manager

                                       By: /s/ JORDAN H. LEVY
                                           -------------------------------------
                                           Name:  Jordan H. Levy
                                           Title: Assistant Vice President

                                             OAK HILL CREDIT PARTNERS I, LIMITED

                                             By: Oak Hill CLO Management I, LLC
                                                 As Investment Manager

                                             By: /s/ SCOTT D. KRASE
                                                 -------------------------------
                                                 Name:  Scott D. Krase
                                                 Title: Authorized Person

                                            OAK HILL CREDIT PARTNERS II, LIMITED

                                            By: Oak Hill CLO Management II, LLC
                                                As Investment Manager

                                            By: /s/ SCOTT D. KRASE
                                                --------------------------------
                                                Name:  Scott D. Krase
                                                Title: Authorized Person

                                           OAK HILL SECURITIES FUND, L.P.

                                           By: Oak Hill Securities GenPar, L.P.,
                                               its General Partner

                                           By: Oak Hill Securities MGP, Inc.,
                                               its General Partner

                                           By: /s/ SCOTT D. KRASE
                                               ---------------------------------
                                               Name:  Scott D. Krase
                                               Title: Vice President

                                        OAK HILL SECURITIES FUND II, L.P.

                                        By: Oak Hill Securities GenPar II, L.P.,
                                            its General Partner

                                        By: Oak Hill Securities MGP II, Inc.,
                                            its General Partner

                                        By: /s/ SCOTT D. KRASE
                                            ------------------------------------
                                            Name:  Scott D. Krase
                                            Title: Authorized Person

                             PRESIDENT & FELLOWS OF HARVARD COLLEGE

                             By: Regiment Capital Management, LLC
                                 as its Investment Advisor

                             By: Regiment Capital Advisors, LLC
                                 its Manager and pursuant to delegated authority

                             By: /s/ TIMOTHY S. PETERSON
                                 -----------------------------------------------
                                 Name:  Timothy S. Peterson
                                 Title: President

                             REGIMENT CAPITAL, LTD.

                             By: Regiment Capital Management, LLC
                                 as its Investment Advisor

                             By: Regiment Capital Advisors, LLC
                                 its Manager and pursuant to delegated authority

                             By: /s/ TIMOTHY S. PETERSON
                                 -----------------------------------------------
                                 Name:  Timothy S. Peterson
                                 Title: President

                                       TRANSAMERICA BUSINESS CAPITAL CORPORATION

                                       By: /s/ WILLIAM MAGEE
                                           -------------------------------------
                                           Name:  William Magee
                                           Title: Duly Authorized Signatory

                                                  TRS 1 LLC

                                                  By: /s/ DEBORAH O'KEEFE
                                                      --------------------------
                                                      Name:  Deborah O'Keefe
                                                      Title: Vice President

                                        VAN KAMPEN SENIOR INCOME TRUST
                                        By: Van Kampen Investment Advisory Corp.

                                        By: /s/ CHRISTINA JAMIESON
                                            ------------------------------------
                                        Name:  Christina Jamieson
                                        Title: Executive Director

                           ACKNOWLEDGEMENT AND CONSENT

                                                      Dated as of March 22, 2004

         Each of the undersigned (in its capacity as a Guarantor, Grantor and/or
Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Fifth Amendment and (b) after giving effect to such
Fifth Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii)
ratifies and confirms each Security Document to which it is a party and (iii)
confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Fifth Amendment.

                             ALMAY, INC.
                             CHARLES OF THE RITZ GROUP LTD.
                             CHARLES REVSON INC.
                             COSMETICS & MORE INC.
                             PPI TWO CORPORATION
                             REVLON CONSUMER CORP.
                             REVLON DEVELOPMENT CORP.
                             REVLON GOVERNMENT SALES, INC.
                             REVLON INTERNATIONAL CORPORATION
                             REVLON PRODUCTS CORP.
                             REVLON REAL ESTATE CORPORATION*
                             RIROS CORPORATION
                             RIROS GROUP INC.
                             RIT INC.

                             By: /s/ ROBERT K. KRETZMAN
                                 -----------------------------------------------
                                 Name:  Robert K. Kretzman
                                 Title: Vice President and Secretary
                                        *President and Secretary

                             REVLON, INC.

                             By: /s/ ROBERT K. KRETZMAN
                                 -----------------------------------------------
                                 Name:  Robert K. Kretzman
                                 Title: Executive Vice President and Chief Legal
                                        Officer

                                         NORTH AMERICA REVSALE, INC.

                                         By: /s/ MICHAEL T. SHEEHAN
                                             -----------------------------------
                                             Name:  Michael T. Sheehan
                                             Title: Vice President and Secretary

                                    EXHIBIT I
                               TO FIFTH AMENDMENT

                                                                    Exhibit W to
                                                                Credit Agreement

                      FORM OF TERM A LOAN ACTIVATION NOTICE

To:      JPMORGAN CHASE BANK,
         as Administrative Agent under the Credit Agreement referred to below

                  Reference is hereby made to the Credit Agreement, dated as of
November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the
"Company"), the Local Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"),
Citibank, N.A., as documentation agent, J.P. Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  This notice is a Term A Loan Activation Notice referred to in the Credit Agreement, and the Company and each of the Lenders party hereto hereby notify you that:

         1.       Each Lender party hereto agrees to make a Term A Loan in the amount set forth opposite such Lender's name below under the caption "Term A Loan Amount."

         2.       The Term A Loan Borrowing Date shall be ___________, 200__.

         3.       The Term A Loans to be borrowed are to be [Alternate Base Rate
                  Loans][Eurodollar Loans].*

         [4.      The Interest Period shall be [___________].]

                  The undersigned hereby acknowledges that the Term A Loans are as described in the Credit Agreement, as amended by the Fourth Amendment and the
Fifth Amendment thereto.

--------
*        If the Term A Loans to be borrowed are to be a combination of Alternate
         Base Rate Loans and Eurodollar Loans, specify the respective aggregate amount of each type.

         IN WITNESS WHEREOF, the undersigned have executed this Term A Loan
Activation Notice this ___ day of ______________, 200__.

                                               REVLON CONSUMER PRODUCTS
                                               CORPORATION

                                               By:______________________________
                                                  Name:
                                                  Title:

Term A Loan Amount                             [INSERT NAME OF LENDER]
------------------
$

                                               By:______________________________
                                                  Name:
                                                  Title:

CONSENTED TO:

JPMORGAN CHASE BANK,
as Administrative Agent

By:______________________________
Name:
Title:

                                   EXHIBIT II
                               TO FIFTH AMENDMENT

                                                                       Exhibit X
                                                             to Credit Agreement

                          FORM OF NEW LENDER SUPPLEMENT

         NEW LENDER SUPPLEMENT (this "New Lender Supplement"), dated ______,
200_, to the Credit Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, including by the Fourth
Amendment and the Fifth Amendment, the "Credit Agreement"), among Revlon
Consumer Products Corporation (the "Company"), the Local Borrowing Subsidiaries
from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), Citibank, N.A., as documentation agent, J.P.
Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Credit Agreement provides in Section 2A.1 thereof that any bank, financial institution or other entity may become a party to the Credit
Agreement with the consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld) by executing and delivering to the
Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

         WHEREAS, the undersigned now desires to become a party to the Credit
Agreement;

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         1. The undersigned agrees to be bound by the provisions of the Credit
     Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Company and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with Term A Loans of $__________.

         2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 8.9 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c)
     agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit
     Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the
     Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is

     organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 7.13(b) of the Credit Agreement.

         3. The address of the undersigned for notices for the purposes of the
     Credit Agreement is as follows:

         4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

         IN WITNESS WHEREOF, the undersigned has caused this New Lender
Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                              [INSERT NAME OF LENDER]

                                              By________________________________
                                                Name:
                                                Title:

Accepted this _____ day of
______________, 200_.

REVLON CONSUMER PRODUCTS
CORPORATION

By____________________________
  Name:
  Title:

Accepted this ____ day of
______________, 200_.

JPMORGAN CHASE BANK,
as Administrative Agent

By____________________________
  Name:
  Title: